--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                             ____________________
                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                 13-4941247
(Jurisdiction of Incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                       10006
(Address of principal                                    (Zip Code)
executive offices)

                          BANKERS TRUST COMPANY
                          LEGAL DEPARTMENT
                          130 LIBERTY STREET, 31ST FLOOR
                          NEW YORK, NEW YORK  10006
                          (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________

                          DRYPERS CORPORATION
                          (Exact name of Registrant as specified in its charter)


             DELAWARE                           76-0344044
             (State or other jurisdiction of    (I.R.S. employer
             Incorporation or organization)     Identification no.)


                          5300 MEMORIAL DRIVE, SUITE 900
                          HOUSTON, TX  77007
                          (Address, including zip code of
                          Principal executive offices)


                          10.25% SENIOR B NOTES DUE 2007
                          (Title of the indenture securities)

ITEM   1.  GENERAL INFORMATION.
     Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

     NAME                                       ADDRESS
     ----                                       -------

     Federal Reserve Bank (2nd District)        New York, NY
     Federal Deposit Insurance Corporation      Washington, D.C.
     New York State Banking Department          Albany, NY

     (b)  Whether it is authorized to exercise corporate trust powers.
     Yes.

Item   2.  Affiliations with Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

Item 3.-15.  Not Applicable

ITEM  16.  LIST OF EXHIBITS.

       Exhibit 1 -  Restated Organization Certificate of Bankers Trust Company
                    dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

       EXHIBIT 2 -  Certificate of Authority to commence business -Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

       EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

       EXHIBIT 4 -  Existing By-Laws of Bankers Trust Company, as amended on
                    November 18, 1997. Copy attached.

       EXHIBIT 5 -  Not applicable.

       EXHIBIT 6 -  Consent of Bankers Trust Company required by Section 321(b)
                    of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

       EXHIBIT 7 -  The latest report of condition of Bankers Trust Company dated as of December 31, 1997. Copy attached.

       EXHIBIT 8 -  Not Applicable.

       Exhibit 9 -  Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of May, 1998.


                                             BANKERS TRUST COMPANY



                                             By:  ______________________________
                                                        Sandra J. Shaffer
                                                    Assistant Vice President

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of May, 1998.


                                             BANKERS TRUST COMPANY



                                             By:  Sandra J. Shaffer
                                                 ------------------------------
                                                 Sandra J. Shaffer
                                                 Assistant Vice President

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT

     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                    this __27TH    day of __ June____ in the Year of our Lord
                    one thousand nine hundred and NINETY-SEVEN.



                                                       Manuel Kursky
                                               ------------------------------
                                               Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                                  James T. Byrne, Jr.
                                            ------------------------------
                                                  James T. Byrne, Jr.
                                                   Managing Director


                                                     Lea Lahtinen
                                            ------------------------------
                                                     Lea Lahtinen
                                                 Assistant Secretary

State of New York               )
                                )  ss:
County of New York              )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                                     Lea Lahtinen
                                            ------------------------------
                                                     Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


         Sandra L. West
-------------------------------
         Notary Public



               SANDRA L. WEST
       Notary Public State of New York
               No. 31-4942101
        Qualified in New York County
    Commission Expires September 19, 1998

                             BANKERS TRUST COMPANY




                              RESOLUTIONS OF THE
                              BOARD OF DIRECTORS
                                  RESPECTING
                          SIGNING POWERS OF OFFICERS
                                  AND OTHERS







                               NOVEMBER 18, 1997

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                RESPECTING SIGNING POWERS OF OFFICERS AND OTHERS


Upon motion duly made, seconded and unanimously carried, the following resolutions were adopted.

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, each Vice Chairman, each Executive Vice President, each Senior Managing Director, each Managing Director, each Senior Vice President, the General Auditor and the General Credit Auditor be, and each of them hereby is, authorized and empowered to sign any contract, document, instrument, certificate, or other writing that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity;

     RESOLVED, that authority be, and hereby is, granted to the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, each Vice Chairman, each Executive Vice President, each Senior Managing Director, each Managing Director, each Senior Vice President, the General Auditor and the General Credit Auditor, in such instances and to such extent as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time to time employees of the Company, including officers elected or appointed by the Board of Directors in accordance with the By-Laws, to have general or limited signing authority in any one or more of the following groups; that such authority shall be applicable only to the performance or discharge of the assigned duties of such officer or employee within his or her particular division or function; and that any grant of signing authority may include a designation of the title or capacity in which such employee is authorized to exercise such signing authority; provided, however, that the General Auditor and the General Credit Auditor shall not have the authority to grant Group A signing authority:

     GROUP A. Authority to sign any contract, document, instrument, certificate or other writing that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity.

     GROUP B. Authority to sign any purchase order or contract for the purchase by the Company of goods or services.

     GROUP C. Authority to sign checks, letters of credit, drafts, acceptances or time drafts, bills of exchange, other orders drawn by the Company for payment of money or the delivery of securities or other property; authority to sign steamship guarantees, airway releases and research guarantees.

     GROUP D. Authority to sign guarantees of signatures on registered stocks, bonds and other documents and powers of substitution in connection with the transfer of securities when the Company is named as attorney to transfer stock certificates; authority to sign certifications on behalf of the Company of checks, drafts and other orders for the payment of money drawn on the Company; authority to sign endorsements on checks, drafts, notes, bills of exchange, acceptances, bills of lading, warehouse receipts, insurance certificates and policies and other similar documents.

     GROUP E. Authority to sign reconcilements, verifications, certifications of balances and related correspondence.

     GROUP F.  Authority to sign receipts.

     GROUP G. Authority to sign as an Assistant Secretary or Special Assistant Secretary with authority to sign or countersign for this Company as Registrar, Transfer Agent or Paying Agent; to certify stockholders and bondholders lists prepared from records maintained by this Company in its capacity as Transfer Agent or Registrar; to certify tabulations of proxies received by this Company in its capacity as agent for the corporation issuing the stock to which the proxies pertain; to execute cremation certificates covering cancelled securities or coupons destroyed by this Company as Trustee or in any other capacity; to sign with the title of "Transfer Clerk," certificates for the capital stock and/or preferred stock of this Company; to sign certificates of authentication for and on behalf of this Company as Trustee or in any other representative capacity in respect of bonds, notes, debentures and other obligations issued under corporate mortgages, trust agreements, or other indentures or resolutions; and to sign certificates for securities deposited, interim certificates and other certificates for and on behalf of this Company as Depositary, Transfer Agent, Registrar, or in some other agency capacity.

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director, and any Senior Vice President be, and each of them hereby is authorized to establish from time to time additional signing authority groups and to grant authority to employees to sign in such group or groups;

     RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director, any Senior Vice President, the General Auditor or the General Credit Auditor and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Company;

     RESOLVED, that any check or draft that it may be necessary or appropriate to execute for, or on behalf of, the Company in the conduct of its lawful business, either on its own behalf or in a fiduciary, representative or agency capacity, may bear an authorized facsimile signature of the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, any Vice Chairman, any Executive Vice President, any Senior Managing Director, any Managing Director and any Senior Vice President;

     RESOLVED, that endorsements on behalf of this Company required on checks, drafts, notes, bills of exchange and acceptances, which are delivered to banks, bankers and trust companies for credit or collection, may bear a stamped endorsement if no manual signature is required;

     RESOLVED, that, except in those cases where the use of a printed or engraved facsimile seal of the Company is specifically authorized by the Board of Directors, the seal of this Company on all instruments requiring the affixing of the corporate seal shall be affixed by an officer of the Company, and when attestation thereof is required it shall be made by an officer other than the officer executing the instrument;

     RESOLVED, that for the purposes of the Company's signing resolutions, the word "officer" shall be taken to mean the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman, a Vice Chairman, an Executive Vice President, a Senior Managing Director, a Managing Director, a Senior Vice President, a Principal, a Vice President, the Secretary, the Controller, the Treasurer, a General Counsel, an Associate General Counsel, the General Auditor, the General Credit Auditor, a Deputy Auditor, an Assistant Vice President, a Trust Officer, an Assistant Controller, an Assistant Secretary, an Assistant Treasurer, an Assistant Trust Officer, an Associate, or any other title in which the word "officer" is used; or at the overseas offices, a General Manager;

     RESOLVED, that all general signing resolutions authorizing officers and/or others to sign or execute any documents for or on behalf of this Company heretofore adopted by the Board of Directors of this Company or the Executive Committee of such Board, which are inconsistent or in conflict with the foregoing resolutions, be and they hereby are rescinded.


I, __Sandra J. Shaffer____, Assistant Secretary of Bankers Trust Company, New York, New York, hereby certify that the foregoing is a true and correct copy of resolutions of the Board of Directors of Bankers Trust Company, respecting signing powers of officers and others, that such resolutions were duly adopted at meetings duly and legally held at which quorums were present and voted, and that the same are in full force and effect at this date.



Dated____________________________
Sandra J. Shaffer
-----------------

Legal Title of Bank:   Bankers Trust Company                    Call Date:   12/31/97  ST-BK:              36-4840       FFIEC 031
Address:               130 Liberty Street                       Vendor ID: D                               CERT:  00623    Page RC-1

City, State ZIP:       New York, NY 10006                                                                                  11
FDIC Certificate No.:  |0|0|6|2|3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                              C400
                                                                                     -----------------------------------------------

                                                  Dollar Amounts in Thousands            RCFD          Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                    / / / / / / / /
 1.    Cash and balances due from depository institutions (from Schedule RC-A):           / / / / / / / /
   a.  Noninterest-bearing balances and currency and coin (1)..................           0081        2,121,000  1.a.
   b.  Interest-bearing balances (2)...........................................           0071        4,770,000  1.b.
 2.    Securities:                                                                        / / / / / / / /
   a.  Held-to-maturity securities (from Schedule RC-B, column A)..............           1754                0  2.a.
   b.  Available-for-sale securities (from Schedule RC-B, column D)............           1773        4,015,000  2.b
 3.    Federal funds sold and securities purchased under agreements to resell..           1350       28,927,000  3.
 4.    Loans and lease financing receivables:                                             / / / / / / / /
   a.  Loans and leases, net of unearned income
       (from Schedule RC-C).............................. RCFD 2122  17,692,000           / / / / / / / /        4.a.
   b.  LESS: Allowance for loan and lease losses......... RCFD 3123     659,000           / / / / / / / /        4.b.
   c.  LESS: Allocated transfer risk reserve............. RCFD 3128           0           / / / / / / / /        4.c.
   d.  Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b
       and 4.c)................................................................           2125       17,033,000  4.d.
 5.   Trading Assets (from schedule RC-D)......................................           3545       45,488,000  5.
 6.   Premises and fixed assets (including capitalized leases).................           2145          766,000  6.
 7.   Other real estate owned (from Schedule RC-M).............................           2150          188,000  7.
 8.   Investments in unconsolidated   subsidiaries and associated companies
      (from Schedule RC-M).....................................................           2130           58,000  8.
 9.   Customers' liability to this bank on acceptances outstanding.............           2155          633,000  9.
10.   Intangible assets (from Schedule RC-M)...................................           2143           83,000 10.
11.   Other assets (from Schedule RC-F)........................................           2160        5,957,000 11.
12.   Total assets (sum of items 1 through 11).................................           2170      110,039,000 12.
                                                                                     -------------------------------

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   Bankers Trust Company                    Call Date:   12/31/97  ST-BK:  36-4840       FFIEC 031
Address:               130 Liberty Street                       Vendor ID: D           CERT:   00623         Page RC-1

City, State ZIP:       New York, NY 10006                                                                    11
FDIC Certificate No.:  |0|0|6|2|3

SCHEDULE RC--CONTINUED

                                                                                     -----------------------------------------------

                                                  Dollar Amounts in Thousands             / / / / / / / /         Bil  Mil Thou
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES                                                                               / / / / / / / / / / / / / / / /
13. Deposits:                                                                             / / / / / / / / / / / / / / / /
    a.  In domestic offices (sum of totals of columns A and C from
        Schedule RC-E, part 1)..................................................          RCON 2200                  24,608,000
        (1) Noninterest-bearing(1)........................ RCON 6631   2,856,000          / / / / / / / / / / / / / / / /
        (2) Interest-bearing.............................. RCON 6636  21,752,000          / / / / / / / / / / / / / / / /
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
        Schedule RC-E part II...................................................          RCFN 2200                  20,529,000
        (1) Noninterest-bearing........................... RCFN 6631   2,122,000          / / / / / / / / / / / / / / / /
        (2) Interest-bearing.............................. RCFN 6636  18,407,000          / / / / / / / / / / / / / / / /
14. Federal funds purchased and securities sold under agreements to repurchase            RCFD 2800                  13,777,000
15. a.  Demand notes issued to the U.S. Treasury................................          RCON 2840                           0
    b.  Trading liabilities (from Schedule RC-D)................................          RCFD 3548                  24,968,000
16.     Other borrowed money (includes mortgage indebtedness                              / / / / / / / / / / / / / / / /
        and obligations under capitalized leases):                                        / / / / / / / / / / / / / / / /
    a.  With a remaining maturity of one year or less...........................          RCFD 2332                   5,810,000
    b.  With a remaining maturity of more than one year through three years.....          A547                        4,702,000
    c.  With a remaining maturity of more than three years......................          A548                        1,750,000
17.     Not Applicable..........................................................          / / / / / / / / / / / / / / / /
18.     Bank's liability on acceptances executed and outstanding................          RCFD 2920                     633,000
19.     Subordinated notes and debentures (2)...................................          RCFD 3200                   1,307,000
20.     Other liabilities (from Schedule RC-G)..................................          RCFD 2930                   5,961,000
21.     Total liabilities (sum of items 13 through 20)..........................          RCFD 2948                 104,045,000
22.     Not Applicable..........................................................          / / / / / / / / / / / / / / / /
EQUITY CAPITAL                                                                            / / / / / / / / / / / / / / / /
23.     Perpetual preferred stock and related surplus...........................          RCFD 3838                   1,000,000
24.     Common stock............................................................          RCFD 3230                   1,352,000
25.     Surplus (exclude all surplus related to preferred stock)................          RCFD 3839                     540,000
26. a.  Undivided profits and capital reserves..................................          RCFD 3632                   3,526,000
    b.  Net unrealized holding gains (losses) on available-for-sale                       / / / / / / / / / / / / / / / /
        securities..............................................................          RCFD 8434                     (45,000)
27.    Cumulative foreign currency translation adjustments......................  RCFD 3284     (379,000)                    27.
28.    Total equity capital (sum of items 23 through 27)........................  RCFD 3210    5,994,000                     28.
29.    Total liabilities and equity capital (sum of items 21 and 28)............          RCFD 3300                 110,039,000
                                                                                  -------------------------------------------------

Memorandum
To be  reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that                                   Number
     best describes the most comprehensive level of auditing work performed                             ---------------------------
     for the bank by independent external auditors as of any date during 1996...| RCFD 6724             N/A          |   M.1
                                                                                 ------------------------------------
1 =  Independent audit of the bank                                   4 =  Directors' examination of
     conducted in accordance                                              the bank performed by other
     with generally accepted                                              external auditors (may be
     auditing standards by a                                              required by state chartering
     certified public accounting                                          authority)
     firm which submits a report                                     5 =  Review of the bank's
     on the bank                                                          financial statements by
2 =  Independent audit of the                                             certified auditors
     bank's parent holding company                                   6 =  Compilation of the bank's
     conducted in accordance with                                         financial statements by
     generally accepted auditing                                          external auditors
     standards by a certified                                        7 =  Other audit procedures (excluding
     public accounting firm                                               tax preparation work)
     which submits a report on                                       8 =  No external audit work
     the consolidated holding
     company (but not on the bank
     separately)
3 =  Directors' examination of the
     bank conducted in accordance
     with generally accepted
     auditing standards by a
     certified public accounting
     firm (may be required by
     state chartering authority)
______________________

(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.